UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 11, 2002

(Date of earliest event reported)

Bancorp Connecticut, Inc.

(Exact name of registrant as specified in its charter)

Delaware	34-0-25158	06-1394443

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Main Street, Southington, CT	06489

(Address of principal executive offices)	(Zip Code)

(860) 628-0351

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

          On April 11, 2002, Bancorp Connecticut, Inc. ("Bancorp") and Banknorth Group, Inc. ("Banknorth") announced that they have entered into an Agreement and Plan of Merger, dated as of April 10, 2002 (the "Agreement"), which sets forth the terms and conditions pursuant to which a newly-formed subsidiary of Banknorth will be merged with and into Bancorp, resulting in Bancorp becoming a wholly-owned subsidiary of Banknorth (the "Merger"). The Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of Bancorp (subject to certain exceptions) will be converted into the right to receive $28.00 in cash.

          Consummation of the Merger is subject to a number of customary conditions including, but not limited to, the approval of the Agreement by the shareholders of Bancorp and the receipt of requisite regulatory approvals of the Merger and the proposed merger of Bancorp's banking subsidiary, Southington Savings Bank, with and into Banknorth's banking subsidiary, Banknorth NA, as soon as practicable following consummation of the Merger.

          For additional information, reference is made to the press release dated April 11, 2002, which is included in Exhibit 99.1 and is incorporated hereby by reference.

Item 7.  Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are included with this Report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 10, 2002, between Bancorp Connecticut, Inc. and Banknorth Group, Inc.*

10.1	Form of Shareholder Agreement between Banknorth Group, Inc. and each director of Bancorp Connecticut, Inc. (included as Annex A to Exhibit 2.1)*

10.2	Form of Noncompetition Agreement between Banknorth Group, Inc. and Robert D. Morton (included as Annex B to Exhibit 2.1)*

10.3

Form of Amendment No. 2 to Employment and Noncompetition Agreement, dated as of February 1, 2000 and amended as of December 28, 2001, among Bancorp Connecticut, Inc., Southington Savings Bank and Robert D. Morton (included as Annex C to Exhibit 2.1)*

99.1	Press Release, dated April 11, 2002

* To be filed by amendment.

*     *     *

          The press release included as Exhibit 99.1 and incorporated herein by reference contains forward-looking statements by Bancorp Connecticut, Inc. and Banknorth Group, Inc. These forward-looking statements include information about the financial condition, results of operation and business of Bancorp Connecticut, Inc. and Southington Savings Bank, and of Banknorth Group, Inc. upon completion of the Merger. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) the general risks associated with the delivery of financial products and services; (2) fluctuating investment returns; (3) increased competition; (4) less favorable general economic conditions, either nationally or in the markets where the entities are or will be doing business; (5) legislation or adverse changes in regulatory requirements; and (6) with respect to the Merger, (a) the Merger may not be consummated; (b) estimated cost savings from the Merger cannot be fully realized within the expected time frame; (c) revenues following the Merger are lower than expected; and (d) costs or difficulties related to the integration of the businesses of Banknorth Group, Inc. and Bancorp Connecticut, Inc. are greater than expected.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANCORP CONNECTICUT, INC.

Date: April 11, 2002	By: /s/ Robert D. Morton
Name: Robert D. Morton
Title: Chairman, President and Chief Executive Officer